Exhibit 10.1
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “First Amendment”), dated as of July 29, 2015 (the “First Amendment Effective Date”), is made among Nanosphere, Inc., a Delaware corporation (the “Borrower”), NSPH Funding LLC, a Delaware limited liability company, in its capacity as collateral agent (in such capacity, “Collateral Agent”) and the Lenders listed on Schedule 1.1 of the Loan and Security Agreement (as defined below) or otherwise a party hereto from time to time, including NSPH Funding LLC and SWK FUNDING LLC, a Delaware limited liability company, each in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”).
The Borrower, the Lenders and the Collateral Agent are parties to a Loan and Security Agreement dated as of May 14, 2015 (the “Loan and Security Agreement”). The Borrower has requested that the Lenders agree to certain amendments to the Loan and Security Agreement. The Lenders have agreed to such request, subject to the terms and conditions hereof.
Accordingly, the parties hereto agree as follows:

SECTION 1	Definitions; Interpretation.
(a)Terms Defined in Loan and Security Agreement. All capitalized terms used in this First Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.
(b)Interpretation. The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this First Amendment and are incorporated herein by this reference.
SECTION 2Amendments to the Loan and Security Agreement.
(a)The Loan and Security Agreement shall be amended as follows effective as of the First Amendment Effective Date:
(i)New Definition. The following definition is added to Section 1.4 in its proper alphabetical order:
“First Amendment Effective Date” means July 29, 2015.
(ii)Section 7.14. Section 7.14 is hereby amended and restated as follows:
7.14    Financial Covenant. Borrower shall not permit its cash on deposit in a Collateral Account subject to a Control Agreement in favor of the Collateral Agent to be less than (a) Three Million Dollars ($3,000,000.00) prior to the First Amendment Effective Date, (b) Four Million Dollars ($4,000,000.00) on and after the First Amendment Effective Date but prior to the earlier of December 31, 2016 or the Funding Date of the Term B Loan, and (c) Five Million Dollars ($5,000,000.00) after the earlier of December 31, 2016 or the Funding Date of the Term B Loan.
(iii)Section 7.16. Section 7.16 is hereby amended and restated as follows:
7.16    Equity Raise. Borrower shall not fail to receive, in an aggregate amount of at least Four Million Dollars ($4,000,000.00), net proceeds from any combination of either or both of the following: (i) upfront, milestone or royalty payments in connection with Permitted Licenses, distribution, or collaboration agreements, in each case as permitted hereunder and subject to terms and conditions reasonably acceptable to Collateral Agent, or (ii) a bona fide equity financing from investors, provided that such equity financing shall not permit, or include any provision, permitting redemption, “clawbacks” or similar rights to any proceeds funded, liquidated damages, escrow or deposit arrangements, blocked account provisions, limitations on the use of any proceeds, setoff or similar rights with respect to the proceeds of such transaction or any other funds, or other restrictions encumbering or limiting the use of the net proceeds from such transaction or series of related transactions, in each case after the Effective Date and subject to verification by Collateral Agent (including supporting documentation reasonably requested by Collateral Agent), no later than January 14, 2016.
(b)Acknowledgment Regarding Equity Raises. The Collateral Agent and the Lenders signatory hereto acknowledge that, Borrower has (i) as of the First Amendment Effective Date, fully satisfied the requirements of Section 7.16 of the Loan and Security Agreement, as amended hereby, to raise at least Four Million Dollars ($4,000,000) in net proceeds from any combination of upfront, milestone, royalty payments or equity financings; and (ii) prior to the Effective Date, fully satisfied the requirements of Section 3.1(n) of the Loan and Security Agreement to raise at least Four Million Dollars ($4,000,000) in net proceeds from any combination of upfront, milestone, royalty payments or equity financings.

(c)References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this First Amendment.
SECTION 3Conditions of Effectiveness. The effectiveness of Section 2 of this First Amendment shall be subject to the satisfaction of each of the following conditions precedent:
(a)Fees and Expenses. The Borrower shall have paid (i) all invoiced costs and expenses then due in accordance with Section 5(d), and (ii) all other fees, costs and expenses, if any, due and payable as of the First Amendment Effective Date under the Loan and Security Agreement.
(b)This First Amendment. The Collateral Agent shall have received this First Amendment, executed by the Collateral Agent, the Lenders and the Borrower.
(c)Representations and Warranties; No Default. On the First Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:
(i)The representations and warranties contained in Section 4 shall be true and correct on and as of the First Amendment Effective Date as though made on and as of such date; and
(ii)There exist no Events of Default or events that with the passage of time would result in an Event of Default.
SECTION 4Representations and Warranties. To induce the Lenders to enter into this First Amendment, the Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof. For the purposes of this Section 4, (i) each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this First Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date); (b) that there has not been and there does not exist a Material Adverse Change; and (c) that the information included in the Perfection Certificate delivered to Collateral Agent on the Effective Date remains true and correct.
SECTION 5Miscellaneous.
(a)Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lenders’ and the Collateral Agent’s execution and delivery of, or acceptance of, this First Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. The Borrower hereby reaffirms the grant of security under Section 4.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Obligations under the Loan and Security Agreement, including without limitation any Term Loans funded on or after the First Amendment Effective Date, as of the date hereof.
(b)Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this First Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Collateral Agent shall have received notice from such Lender prior to the First Amendment Effective Date specifying its objection thereto.
(c)No Reliance. The Borrower hereby acknowledges and confirms to the Collateral Agent and the Lenders that the Borrower is executing this First Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(d)Costs and Expenses. The Borrower agrees to pay to the Collateral Agent within ten (10) days of its receipt of an invoice (or on the First Amendment Effective Date to the extent invoiced on or prior to the First Amendment Effective Date), the out-of-pocket costs and expenses of the Collateral Agent and the Lenders party hereto, and the fees and disbursements of counsel to the Collateral Agent and the Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this First Amendment and any other documents to be delivered in connection herewith on the First Amendment Effective Date or after such date.
(e)Binding Effect. This First Amendment binds and is for the benefit of the successors and permitted assigns of each party.
(f)Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES that would result in the application of any laws other than the laws OF the State of New York), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(g)Complete Agreement; Amendments. This First Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this First Amendment and the Loan Documents merge into this Agreement and the Loan Documents.
(h)Severability of Provisions. Each provision of this First Amendment is severable from every other provision in determining the enforceability of any provision.
(i)Counterparts. This First Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.
(j)Loan Documents. This First Amendment and the documents related thereto shall constitute Loan Documents.
[Balance of Page Intentionally Left Blank; Signature Pages Follow]

[Signature Page to First Amendment to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment, as of the date first above written.

BORROWER:
Nanosphere, Inc.
By /s/ Michael McGarrity
Name: Michael McGarrity
Title: CEO

COLLATERAL AGENT AND LENDER:
NSPH Funding LLC
By /s/ Stephen J. DeNelsky
Name: Stephen J. DeNelsky
Title: President

LENDER:
SWK FUNDING LLC
By: SWK Holdings Corporation its sole Manager
By /s/ Winston Black
Name: Winston Black
Title: Managing Director